Rani Therapeutics Reports Third Quarter 2026 Financial Results; Provides Corporate Update

~ Accepted into the U.S. FDA’s Emerging Technology Program (ETP), enabling early FDA engagement to support development of the RaniPill® platform technology ~

~ Enrollment continues in RT-114 Phase 1a expansion cohort; data expected by end of 2026 ~

~ Cash, cash equivalents and marketable securities of $45.3 million as of September 30, 2026; expect to fund operations at least through the end of 2027 ~

FREMONT, Calif., November 9, 2026 -- Rani Therapeutics Holdings, Inc. (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on oral delivery of biologics, today reported financial results for the third quarter ended September 30, 2026, and provided a corporate update.

“The third quarter marked continued progress for the RaniPill® platform and, most recently, our acceptance into the FDA’s Emerging Technology Program in October provides an opportunity to engage with the Agency on technical, manufacturing and regulatory considerations related to the RaniPill® platform,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “We expect this engagement to be valuable as we continue to invest in manufacturing automation to support further clinical development.”

“Combined with our rare disease, immunology, and obesity focused partnerships with Chugai, ProGen and PegBio, this milestone reflects our continued confidence in the RaniPill platform’s potential as an alternative to injectable biologics,” continued Imran. “With cash, cash equivalents and marketable securities of $45.3 million, we believe we are well positioned to fund operations at least through the end of 2027 and to execute on our priorities, including additional RT-114 data by year-end.”

Recent Highlights:

•
Announced acceptance into the FDA’s Emerging Technology Program (ETP). In October 2026, Rani announced that the RaniPill® Capsule™ platform technology was accepted into the U.S. Food and Drug Administration (FDA) Emerging Technology Program (ETP), which is administered within the Agency’s Center for Drug Evaluation and Research (CDER) and is designed to support the development and implementation of innovative approaches to pharmaceutical product design and manufacturing. Technologies accepted into the program must demonstrate the potential to improve pharmaceutical product quality and incorporate novel elements for which the FDA has limited review or inspection experience. Through participation in ETP, Rani expects to engage with the FDA’s Emerging Technology Team to address technical and regulatory considerations related to the RaniPill platform, including through pre-submission meetings and potential site visits. Participation in ETP does not constitute FDA approval of the platform or any product candidate and does not alter applicable regulatory approval requirements.

Rani expects this engagement to be especially valuable as it works to automate its vertically integrated manufacturing process in anticipation of broader clinical use.

•
Participant enrollment continues in the Phase 1a study expansion cohort of RT-114. RT-114 is an orally administered RaniPill Capsule™ delivering PG-102, a GLP-1/GLP-2 dual agonist being developed by ProGen Co., Ltd. The expanded study is expected to enroll fifteen additional healthy volunteers to further characterize the oral-to-subcutaneous pharmacokinetic relationship for the RaniPill® HC by the end of 2026.

Third Quarter 2026 Financial Results:

•
Cash, cash equivalents and marketable securities as of September 30, 2026 totaled $45.3 million, compared to $53.4 million as of June 30, 2026. Based on its current operating plan, Rani expects its cash, cash equivalents and marketable securities to be sufficient to fund its operations at least through the end of 2027.

•
Contract revenue for the three months ended September 30, 2026 was $1.7 million, compared to no contract revenue for the same period in 2025. The increase of $1.7 million was primarily attributable to the collaboration and license agreement with Chugai.

•
Research and development expenses for the three months ended September 30, 2026 were $6.0 million, compared to $3.2 million for the same period in 2025. The increase of $2.8 million was primarily attributable to higher compensation costs of $2.3 million, $0.3 million increase in third-party services and $0.2 million increase in facilities, materials and supplies.

•
General and administrative expenses for the three months ended September 30, 2026 were $4.9 million, compared to $4.0 million for the same period in 2025. The increase of $0.9 million was primarily attributable to an increase of $0.7 million in third-party services and higher other expenses of $0.2 million.

•
Net loss for the three months ended September 30, 2026 was $8.8 million, compared to $7.9 million for the same period in 2025, including stock-based compensation expense of $2.2 million and $2.3 million for the three months ended September 30, 2026 and September 30, 2025, respectively.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® Capsule™, a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® Capsule technology.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding: the potential of the RaniPill® platform to provide an oral alternative to injectable biologics and drugs; the anticipated nature and value of Rani’s engagement with the FDA under the Emerging Technology Program; Rani’s plans for manufacturing automation to support further clinical development; the potential benefits of Rani’s partnerships with Chugai, ProGen and PegBio; the planned enrollment and objectives of the RT-114 Phase 1a expansion cohort and expected availability of additional data by the end of 2026; and Rani’s expectation that its cash, cash equivalents and marketable securities will be sufficient to fund its operations at least through the end of 2027. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “design,” “expect,” “intend,” “plan,” “potential,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2025, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,620	$18,618
Accounts receivable, net of allowance of $82 and $0, respectively	1,960	2,042
Marketable securities	41,668	31,091
Prepaid expenses and other current assets	1,229	1,570
Total current assets	48,477	53,321
Property and equipment, net	659	736
Operating lease right-of-use asset	3,147	4,318
Other assets	246	246
Total assets	$52,529	$58,621
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$454	$309
Accrued expenses and other current liabilities	4,158	3,943
Current portion of deferred revenue	3,416	6,831
Current portion of operating lease liability	1,195	1,586
Total current liabilities	9,223	12,669
Long-term deferred revenue	—	1,708
Operating lease liability, less current portion	1,952	2,732
Total liabilities	11,175	17,109
Commitments and contingencies (Note 12)
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 115,491 and 97,622 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	11	9
Class B common stock, $0.0001 par value - 40,000 shares authorized; 23,970 and 23,970 issued and outstanding as of September 30, 2026 and December 31, 2025	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	188,750	165,578
Accumulated other comprehensive (loss)/gain	(57)	1
Accumulated deficit	(154,733)	(132,580)
Total stockholders' equity attributable to Rani Therapeutics Holdings, Inc.	33,973	33,010
Non-controlling interest	7,381	8,502
Total stockholders' equity	41,354	41,512
Total liabilities and stockholders' equity	$52,529	$58,621

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Contract revenue	$1,707	$—	$5,123	$172
Operating expenses
Research and development	6,021	3,221	16,199	15,296
General and administrative	4,909	4,036	15,314	14,651
Total operating expenses	$10,930	$7,257	$31,513	$29,947
Loss from operations	(9,223)	(7,257)	(26,390)	(29,775)
Other income (expense), net
Interest income and other, net	460	68	1,287	443
Interest expense and other, net	(43)	(725)	(139)	(2,544)
Net loss	$(8,806)	$(7,914)	$(25,242)	$(31,876)
Net loss attributable to non-controlling interest	(1,077)	(2,502)	(3,089)	(12,508)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(7,729)	$(5,412)	$(22,153)	$(19,368)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.04)	$(0.12)	$(0.12)	$(0.50)
Weighted-average Class A common shares outstanding—basic and diluted	199,006	46,444	180,052	38,856